UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 1, 2013 (March 27, 2013)

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05: Costs Associated with Exit or Disposal Activities

As previously disclosed, on November 1, 2012, the Board of Directors (the “Board”) of Sycamore Networks, Inc. (the “Company”) approved a plan to halt further development and marketing of Sycamore’s IQstream mobile broadband optimization products (the “IQstream Business”). In connection with that plan, Sycamore previously terminated certain employees of the IQstream Business (the “IQstream Employees”) and has undertaken certain other cost-savings measures. On March 27, 2013, in light of the Board’s views as to the prospects for the IQstream Business, the Board determined to terminate all of the remaining IQstream Employees, effective April 1, 2013. In connection with such terminations, Sycamore expects to incur severance and related personnel costs in the range of approximately $1.1 million to $1.2 million. Sycamore will continue to pursue its options with respect to the assets of the IQstream Business, including a possible sale of the intellectual property, equipment and other assets of the IQstream Business, either together or separately.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Directors and Certain Officers

On March 27, 2013, each of Gururaj Deshpande, John W. Gerdelman and Craig R. Benson tendered his resignation from the Board, in each case effective as of the close of business on April 1, 2013. The resignations were not due to any disagreement with Sycamore on any matter. Following the acceptance of such resignations, the Board reduced the number of directors constituting the Board to three, effective as of the close of business on April 1, 2013.

On March 27, 2013, the Board also approved the termination of the employment of (a) Paul F. Brauneis, Sycamore’s Vice President of Finance and Administration, Chief Financial Officer and Treasurer, effective as of April 1, 2013, and (b) Daniel E. Smith, Sycamore’s President and Chief Executive Officer, and Kevin J. Oye, Sycamore’s Vice President, Systems and Technology, in each case effective as of April 8, 2013. Mr. Smith will remain as a non-employee director of Sycamore and will be entitled to receive $9,000 per quarter for his service as a non-employee director of Sycamore.

Pursuant to the Amended Change of Control Agreements (the “Change of Control Agreements”) entered into with each of Messrs. Brauneis, Smith and Oye (each an “Executive”), the form of which is on file with the Securities and Exchange Commission (the “SEC”), each Executive, following the receipt by Sycamore of releases satisfactory to it, will be entitled to receive certain benefits pursuant to each Executive’s respective Change of Control Agreement in connection with the termination of his employment, including (a) continued paid coverage under Sycamore’s group health plans for 18 months after such termination, (b) a pro rata portion of his performance bonus for 2013, (c) an amount equal to 18 months’ worth of his base salary, (d) an amount equal to 150% of his annual performance bonus for 2013 and (e) outplacement services at Sycamore’s expense for a period of 12 months.

The foregoing description of the Change of Control Agreement by and between Sycamore and each Executive does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Change of Control Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with Mr. Brauneis’ termination, the Board and the Compensation Committee of the Board approved, and, on March 29, 2013, Sycamore entered into, a Services Consulting Agreement with Mr. Brauneis pursuant to which Mr. Brauneis, following his termination on April 1, 2013, will provide certain financial consulting services to Sycamore (the “Brauneis Consulting Agreement”). Under the terms of the Brauneis Consulting Agreement, Mr. Brauneis will be entitled to receive $10,000 for the one-month period following his termination. Thereafter, Sycamore and Mr. Brauneis will each have the option to extend the Brauneis Consulting Agreement at a monthly rate of $5,000. The foregoing description of the Brauneis Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Brauneis Consulting Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

In connection with Mr. Oye’s termination, the Board and the Compensation Committee of the Board approved, and, on March 29, 2013, Sycamore entered into, a Services Consulting Agreement with Mr. Oye pursuant to which Mr. Oye, following his termination on April 8, 2013, will provide certain consulting services to Sycamore, including in connection with Sycamore’s efforts to liquidate certain intellectual property and equipment of Sycamore (the “Oye Consulting Agreement”). Under the terms of the Oye Consulting Agreement, Mr. Oye will be entitled to receive $10,000 for the one-month period following his termination. Thereafter, Sycamore and Mr. Oye will have the option to extend the Oye Consulting Agreement at a monthly rate of $5,000. The foregoing description of the Oye Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Oye Consulting Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

(c)	Appointment of Officers

On March 27, 2013, the Board appointed Alan R. Cormier, Sycamore’s current General Counsel and Secretary, as the President and Chief Executive Officer of Sycamore, effective immediately following the departure of Daniel E. Smith as President and Chief Executive Officer on April 8, 2013.

In connection with Mr. Cormier’s appointment, the Board and the Compensation Committee of the Board approved certain adjustments to Mr. Cormier’s compensation and a Retention Bonus Agreement by and between Sycamore and Mr. Cormier to be dated March 29, 2013 (the “Cormier Bonus Agreement”). Mr. Cormier’s annual base salary will remain unchanged at $238,000, and his annual incentive bonus target will increase from $50,000 to $80,000, with payment of any incentive bonus to be based on the satisfaction of individual performance metrics associated with the winding down of Sycamore’s business, as determined by the members of the Board then in office other than Mr. Cormier. Pursuant to the Cormier Bonus Agreement, Mr. Cormier will be entitled to receive a retention bonus of $60,000 on the earlier of (i) the date of his involuntary termination by the Board without Cause (as defined in the Cormier Bonus Agreement) or (ii) December 1, 2013. In addition, Mr. Cormier will remain entitled to any benefits that may become available to him pursuant to his Change of Control Agreement.

Mr. Cormier, age 62, has served as Sycamore’s General Counsel and Secretary since November 2006. From December 2004 through October 2006, Mr. Cormier served as Sycamore’s General Counsel and Assistant Secretary. From July 2000 through March 2004, he was Vice President, General Counsel and Secretary of Manufacturers’ Services Limited, a contract manufacturing company. Mr. Cormier served, from January 2000 through July 2000, as Vice President, General Counsel and Clerk of Dynamics Research Corporation, a provider of information technology, engineering, logistics and other consulting services to federal and state agencies. Prior to that, he spent several years in senior positions in the legal department of Wang Global Corporation (formerly Wang Laboratories, Inc.).

Also on March 27, 2013, the Board appointed Anthony Petrillo, Sycamore’s current Corporate Controller and Assistant Secretary, as Chief Financial Officer and Treasurer, effective immediately following the departure of Paul F. Brauneis as Vice President of Finance and Administration, Chief Financial Officer and Treasurer on April 1, 2013.

In connection with Mr. Petrillo’s appointment, the Board and the Compensation Committee of the Board approved certain adjustments to Mr. Petrillo’s compensation, Retention Bonus Agreement by and between Sycamore and Mr. Petrillo to be dated March 29, 2013 (the “Petrillo Bonus Agreement”) and a Severance Pay Agreement by and between Sycamore and Mr. Petrillo to be dated March 29, 2013 (the “Petrillo Severance Agreement” and, together with the Petrillo Bonus Agreement, the “Petrillo Agreements”). Mr. Petrillo’s annual base salary will be $208,200 and his annual incentive bonus target will be $52,000, with payment of any incentive bonus to be based on the satisfaction of individual performance metrics associated with the winding down of Sycamore’s business as determined by the Board. Pursuant to the Petrillo Bonus Agreement, Mr. Petrillo will be entitled to receive a retention bonus of $50,000 on the earlier of (a) the date of his involuntary termination by the Board without Cause (as defined in the Petrillo Bonus Agreement) or (b) December 1, 2013. Pursuant to the Petrillo Severance Agreement, in the event of Mr. Petrillo’s involuntary termination, he will be entitled to receive certain benefits including (a) continued paid coverage under Sycamore’s group health plans for 12 months after such termination, (b) an amount equal to 12 months’ worth of his base salary and (c) outplacement services at Sycamore’s expense for a period of 26 weeks.

Mr. Petrillo, age 44, has been employed in Sycamore’s Finance Department since April 2000 and has served as Sycamore’s Corporate Controller since June 2005. Mr. Petrillo was appointed Assistant Secretary of Sycamore in December 2004.

The foregoing descriptions of the Cormier Bonus Agreement and the Petrillo Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.4 through 10.6 hereto, and are incorporated herein by reference.

(d)	Election of Directors

On March 27, 2013, the Board elected Alan R. Cormier to serve as a Class III director, effective immediately following the effectiveness of the resignation of Mr. Deshpande, to fill the vacancy created by such resignation for the unexpired term of Mr. Deshpande, subject to the election and qualification of Mr. Cormier’s successor and to his earlier death, resignation or removal. For so long as Mr. Cormier remains an employee of Sycamore, Mr. Cormier will not receive any additional compensation for his service as a director of Sycamore. Following his termination from Sycamore, to the extent that he remains on the Board, Mr. Cormier will be entitled to receive quarterly compensation for his services as a non-employee director of Sycamore.

Effective April 1, 2013, Sycamore will no longer have any standing committees, and the responsibilities and duties previously delegated to the Audit Committee, Compensation Committee and Nominating Committee will be undertaken and performed by the full Board.

(e)	Certain Agreements

The disclosure contained under Items (b) and (c) above are incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits

Exhibit Number	Description

10.1	Form of Change of Control Agreement (incorporated by reference to Exhibit 10.1 to Sycamore’s Current Report on Form 8-K filed with the SEC on December 23, 2008).

10.2	Services Consulting Agreement by and between Sycamore Networks, Inc. and Paul F. Brauneis dated March 29, 2013.

10.3	Services Consulting Agreement by and between Sycamore Networks, Inc. and Kevin J. Oye dated March 29, 2013.

10.4	Retention Bonus Agreement by and between Sycamore Networks, Inc. and Alan R. Cormier dated March 29, 2013.

10.5	Retention Bonus Agreement by and between Sycamore Networks, Inc. and Anthony Petrillo dated March 29, 2013.

10.6	Severance Pay Agreement by and between Sycamore Networks, Inc. and Anthony Petrillo dated March 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Daniel E. Smith
Daniel E. Smith
President and Chief Executive Officer
(Duly Authorized Officer and Principal
Executive Officer)

Dated: April 1, 2013